Exhibit 21

ROWAN COMPANIES PLC
LIST OF SUBSIDIARIES
As of December 31, 2015

Company Name	Jurisdiction(s)
Atlantic Maritime Services LLC (fka Atlantic Maritime Services, Inc.)	USA Delaware
British American Offshore Limited	UK England & Wales
Great White Shark Limited	Gibraltar
Green Turtle Limited	Gibraltar
Lionfish Luxembourg S.a r.l.	Luxembourg
Manatee Limited	Malta
Manta Ray Limited	Malta
Marine Blue Limited	Gibraltar
Ralph Coffman Cayman Limited (fka Rowan S116E#3, Inc.)	Cayman Islands
Ralph Coffman Limited	Gibraltar
Ralph Coffman Luxembourg S.à r.l. (fka Rowan Financement S.à r.l.)	Luxembourg
RCI International, Inc.	Cayman Islands
RD International Services Pte. Ltd.	Singapore
RDC Arabia Drilling, Inc.	Cayman Islands
RDC Holdings Luxembourg S.à r.l.	Luxembourg
RDC Malta Limited (fka RDC (Gibraltar) Limited)	Malta
RDC Marine, Inc.	USA Texas
RDC Offshore Luxembourg S.à r.l.	Luxembourg
RDC Offshore Malta Limited (fka RDC Offshore (Gibraltar) Limited)	Malta
Renaissance Cayman Limited (fka Rowan Cayman Holding Limited)	Cayman Islands
Resolute Cayman Limited	Cayman Islands
RoCal Cayman Limited (fka RCI Drilling International, Inc.)	Cayman Islands
Rowan 240C#3, Inc.	Cayman Islands
Rowan 350 Slot Rigs, Inc. (fka RDC Qatar, Inc.)	USA Delaware
Rowan Angola Limitada	Angola
Rowan Austria GmbH	Austria
Rowan California S.à r.l.	Luxembourg
Rowan Cayman Limited	Cayman Islands
Rowan Deepwater Drilling (Gibraltar) Limited	Gibraltar
Rowan do Brasil Servicos de Perfuraçao Ltda.	Brazil
Rowan Drilling & Aviation (Netherlands) B.V.	The Netherlands
Rowan Drilling Americas Limited (in liquidation)	England & Wales
Rowan Drilling Cyprus Limited	Cyprus
Rowan Drilling (Gibraltar) Limited	Gibraltar
Rowan Drilling (Trinidad) Limited	Cayman Islands
Rowan Drilling Services Limited (fka Rowan Labor (Gibraltar) Limited	Gibraltar
Rowan Drilling Services Nigeria Limited	Nigeria
Rowan Drilling (U.K.) Limited	UK Scotland
Rowan Drilling US Limited	England & Wales
Rowan Egypt Petroleum Services L.L.C.	Egypt
Rowan Finance LLC	USA Delaware

Exhibit 21

Company Name	Jurisdiction(s)
Rowan Finanz S.à r.l.	Luxembourg
Rowan Global Drilling Services Limited	Gibraltar
Rowan Gorilla V (Gibraltar) Limited	Gibraltar
Rowan Gorilla VII (Gibraltar) Limited	Gibraltar
Rowan Holdings Luxembourg S.à r.l.	Luxembourg
Rowan Marine Services, Inc.	USA Texas
Rowan Middle East, Inc.	Cayman Islands
Rowan N-Class (Gibraltar) Limited	Gibraltar
Rowan No. 1 Limited	England & Wales
Rowan No. 2 Limited	England & Wales
Rowan North Sea, Inc.	Cayman Islands
Rowan Norway Limited (fka Rowan (Gibraltar) Limited)	Gibraltar
Rowan Offshore (Gibraltar) Limited	Gibraltar
Rowan Offshore Luxembourg S.à r.l.	Luxembourg
Rowan Petroleum, Inc.	USA Texas
Rowan Relentless Limited	Gibraltar
Rowan Relentless Luxembourg S.à r.l. (fka Rowan Finanzeieren S.à r.l.)	Luxembourg
Rowan Reliance Cayman Limited	Cayman Islands
Rowan Reliance Limited	Gibraltar
Rowan Reliance Luxembourg S.à r.l.	Luxembourg
Rowan Resolute Limited	Gibraltar
Rowan Renaissance Luxembourg S.à r.l.	Luxembourg
Rowan Resolute Luxembourg S.a r.l.	Luxembourg
Rowan, S. de R.L. de C.V.	Mexico
Rowan Services LLC	USA Delaware
Rowan S116E#4, Inc.	Cayman Islands
Rowan (UK) Relentless Limited	England & Wales
Rowan (UK) Reliance Limited	England & Wales
Rowan (UK) Renaissance Limited	England & Wales
Rowan UK Renaissance Onshore Limited	England & Wales
Rowan (UK) Resolute Limited	England & Wales
Rowan US Holdings (Gibraltar) Limited	Gibraltar
Rowandrill, Inc.	USA Texas
Rowandrill Labuan Limited	Labuan
Rowandrill Malaysia Sdn. Bhd.	Malaysia
SKDP 1 Limited	Cyprus
SKDP 2 Limited	Cyprus
SKDP 3 Limited	Cyprus